Exhibit 99.1

Aclaris Announces Proposed Public Offering of Common Stock

WAYNE, Pa., June 8, 2021 (GLOBE NEWSWIRE) -- Aclaris Therapeutics, Inc. (Nasdaq: ACRS), a clinical-stage biopharmaceutical company focused on developing novel drug candidates for immuno-inflammatory diseases, today announced that it intends to offer and sell, subject to market conditions, $75 million in shares of its common stock in an underwritten public offering.  All of the shares of common stock to be sold in the offering will be offered by Aclaris. Aclaris also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering on the same terms and conditions.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Jefferies LLC, SVB Leerink LLC and Piper Sandler & Co. are acting as joint book-running managers for the offering.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) and was effective on May 20, 2021.  The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement.  A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022; Email: prospectus_department@jefferies.com; Telephone: (877) 821-7388; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110; Email: syndicate@svbleerink.com; Telephone: 1-800-808-7525, ext. 6105; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402; Email prospectus@psc.com; Telephone: (800) 747-3924.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing a pipeline of novel drug candidates to address the needs of patients with immuno-inflammatory diseases who lack satisfactory treatment options. The company has a multi-stage portfolio of drug candidates powered by a robust R&D engine exploring protein kinase regulation.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Aclaris Therapeutics, Inc., including statements about Aclaris’ anticipated public offering and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and such other factors as are set forth in the risk factors detailed in Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2020 and other filings Aclaris makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent Aclaris’ views as of the date hereof. Aclaris anticipates that subsequent events and developments will cause Aclaris’ views to change. However, while Aclaris may elect to update these forward-looking statements at some point in the future, Aclaris specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Aclaris’ views as of any date subsequent to the date hereof.

Aclaris Contact

investors@aclaristx.com